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PUBLIC ACCOUNTS 2001-2002
VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC
Fiscal year ended March 31, 2002

Published in accordance with section 86 of the Financial
Administration Act (R.S.Q., c. A-6.001)

Finances, Économie
et Recherche

ISSN 0706-2869
ISBN 2-550-39966-8

Legal deposit — 4th quarter 2002
Bibliothèque nationale du Québec

To Her Excellency the Honourable Lise Thibault
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Excellency,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2002.

Pauline Marois
Deputy Prime Minister and Minister of Finance,
the Economy and Research

Québec, December 2002

III

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IV

To the Deputy Prime Minister and Minister of Finance,
the Economy and Research
Pauline Marois
Parliament Building
Québec

Dear Madam,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2002. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001).

Respectfully yours,

Nathalie Tremblay, CA
Comptroller of Finance

Québec, December 2002

V

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VI

TABLE OF CONTENTS

INTRODUCTION		IX
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
Consolidated summary of operations		XIII
Consolidated revenue		XV
Consolidated expenditure		XVI
Consolidated financial position		XVIII
Reconciliation of revenue, expenditure and annual (deficit) surplus		XIX
Financial statistics		XX
CONSOLIDATED FINANCIAL STATEMENTS
Statement of responsibility		3
Auditor General's report		4
Consolidated statement of operations		9
Consolidated statement of accumulated deficit		10
Consolidated statement of financial position		11
Consolidated statement of financial requirements and financing		12
Notes to financial statements		15
Appendices
1	Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund and included in the Government's reporting entity	35
2	Agencies and special funds whose reporting entity is included in the Government's reporting entity	38
3	Enterprises included in the Government's reporting entity	41
4	Agencies and funds which conduct fiduciary transactions that are not included in the Government's reporting entity	42
5	Breakdown of revenue	43
6	Breakdown of expenditure	44
7	Short-term investments	45
8	Accounts receivable	46

VII

9	Investment in Government enterprises	47
10	Long-term investments	53
11	Bank overdraft	55
12	Accounts payable and accrued expenses	56
13	Debts	58
14	Net debt	64
15	Fixed assets	65
16	Commitments and contingencies	66
17	Summary of fiduciary transactions conducted by Government agencies and funds	72
18	Reserve fund	73
Notice to readers

Please note that the name of the department and the title of the Minister remain unchanged for the fiscal year ending March 31, 2002 in the document Public Accounts 2001-2002. Pursuant to Order in Council 1109-2002 of September 25, 2002 and section 9 of the Executive Power Act, the Ministère des Finances will henceforth be designated by the name of Ministère des Finances, de l'Économie et de la Recherche, while under the Order in Council, Pauline Marois, will henceforth be known as the Deputy Prime Minister and Minister of Finance, the Economy and Research.

VIII

INTRODUCTION

Each year the Ministère des Finances publishes documents on the financial position of the Gouvernement du Québec and the results of its financial transactions.

The Quarterly Presentation of Financial Transactions was published at the close of the second, third and fourth quarters of 2001 to account for changes in the financial transactions and facilitate comparison with the projections contained in the 2001-2002 Budget Speech of March 29, 2001.

The 2001-2002 Public Accounts complete the information relating to the actual results for fiscal 2001-2002, whose main data formed part of the first Quarterly Presentation for 2002-2003.

The Public Accounts for the fiscal year ended March 31, 2002 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

VOLUME 1 — CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Volume 1 presents summary data on the consolidated financial transactions and the consolidated financial statements of the Gouvernement du Québec for the fiscal year ended March 31, 2002, accompanied by the Auditor General's report.

VOLUME 2 — REVENUE, APPROPRIATIONS AND EXPENDITURE OF THE CONSOLIDATED REVENUE FUND AND FINANCIAL INFORMATION ON THE SPECIAL FUNDS OF THE GOUVERNEMENT DU QUÉBEC

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is paid into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budgetary agencies, the National Assembly and persons designated by it, and other portfolios. The third section presents summary financial information on the special funds.

IX

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X

SUMMARY

OF CONSOLIDATED

FINANCIAL TRANSACTIONS

XI

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XII

CONSOLIDATED SUMMARY OF OPERATIONS
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

	2002		2001(1)
	Budget*	Actual results	Actual results
Own-source revenue	41 652	40 957	42 856
Government of Canada transfers	9 484	9 305	8 145

Total revenue	51 136	50 262	51 001

Expenditure (excluding debt service)	43 226	43 929	42 018
Debt service	7 910	7 261	7 606

Total expenditure	51 136	51 190	49 624

ANNUAL (DEFICIT) SURPLUS	—	(928)	1 377

* On the basis of the revenue and expenditure forecasts announced in the 2001-2002 Budget Speech of March 29, 2001.

Under the Act to establish a budgetary surplus reserve fund (2001, c. 56), the government created a reserve fund to finance certain expenditures and maintain a balanced budget. The changes in the reserve fund are shown in Appendix 18.
Annual (deficit) surplus	—	(928)	1 377
Transfer to reserve fund	—	—	(950)
Use of reserve fund	—	950	—

Excess of annual surplus (deficit) over reserve fund	—	22	427

(1)
Certain revenue and expenditure figures for 2001 were reclassified for consistency with the presentation adopted in 2002.

XIII

CONSOLIDATED SUMMARY OF OPERATIONS (cont'd)

Revenue for fiscal 2001-2002 is $874 million less than forecast in the 2001-2002 Budget Speech. The $695-million decline in own-source revenue stems partly from the impact of the fiscal measures announced in the 2001-2002 Budget. It is also due to the effects of the economic slowdown on revenue from income taxes and other taxes and the impact of the financial market downturn on revenue from Government enterprises.

As for the $179-million downward adjustment in federal transfers, it may be attributed essentially to a decrease in equalization revenue.

Expenditure for fiscal 2001-2002, excluding debt service, is $703 million higher than anticipated in the Budget Speech. This increase reflects the impact of the additional resources allocated mainly to the health and social services sector. In regard to the $950-million budgetary reserve fund established at the time of the 2001-2002 Budget Speech, $280 million was used to finance expenditure and $670 million to maintain a balanced budget.

Lastly, debt service is $649 million less than projected in the Budget on account of the sharp drop in short-term interest rates.

XIV

CONSOLIDATED REVENUE
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

(1)
Certain 2001 figures were reclassified for consistency with the presentation adopted in 2002.

XV

CONSOLIDATED EXPENDITURE
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

2002

Total expenditure: 51 190
By mission

Health and Social Services
17 729, 34.6%
Education and Culture
11 264, 22.0%
Debt service
7 261, 14.2%
Support for Individuals and Families
5 069, 9.9%
Economy and Environment
5 951, 11.6%
Administration and Justice
3 916, 7.7%

2001 (1)

Total expenditure: 49 624
By mission

Health and Social Services
16 591, 33.4%
Education and Culture
10 909, 22.0%
Debt service
7 606, 15.3%
Support for Individuals and Families
4 890, 9.9%
Economy and Environment
6 040, 12.2%
Administration and Justice
3 588, 7.2%

(1)
Certain 2001 figures were reclassified for consistency with the presentation adopted in 2002.

XVI

(1)
Certain 2001 figures were reclassified for consistency with the presentation adopted in 2002.

(2)
Including $622 million in 2001-2002 ($776 million in 2000-2001) for the depreciation of fixed assets.

XVII

CONSOLIDATED FINANCIAL POSITION
AS AT MARCH 31, 2002
(in millions of dollars)

(1)
Certain 2001 figures were reclassified for consistency with the presentation adopted in 2002.

XVIII

RECONCILIATION OF REVENUE, EXPENDITURE AND ANNUAL (DEFICIT) SURPLUS
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

	2002	2001
		(reclassified)
REVENUE
Consolidated Revenue Fund excluding Government enterprises	45 171	45 404
Government enterprises	2 731	3 496
Government agencies and special funds	12 818	12 112

	60 720	61 012

EXPENDITURE
Consolidated Revenue Fund	49 152	47 807
Government agencies and special funds	12 496	11 828

	61 648	59 635

ELIMINATION OF INTER-ENTITY TRANSACTIONS
Revenue	(10 458)	(10 011)
Expenditure	(10 458)	(10 011)

	—	—

ANNUAL (DEFICIT) SURPLUS	(928)	1 377

Under the Act to establish a budgetary surplus reserve fund (2001, c. 56), the government created a reserve fund to finance certain expenditures and maintain a balanced budget. The changes in the reserve fund are shown in Appendix 18.
Annual (deficit) surplus	(928)	1 377
Transfer to reserve fund	—	(950)
Use of reserve fund	950	—

Excess of annual surplus (deficit) over reserve	22	427

XIX

FINANCIAL STATISTICS
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

Fiscal year	Revenue*	Expenditure*	(Deficit) or surplus	Net debt(1)		Accumulated deficit	Fixed assets
2001-2002	50 262	51 190	(928)	92 261	(6)	84 100	8 161
2000-2001	51 001	49 624	1 377	88 208	(5)	81 042	7 166
1999-2000	47 383	47 376	7	89 162	(4)	82 469	6 693
1998-1999	46 695	46 569	126	88 810	(3)	82 577	6 233
1997-1998	41 831	43 988	(2 157)	88 597	(2)	82 581	6 016
*
Certain figures were reclassified for consistency with the presentation adopted in 2001-2002.

($M: millions of dollars)

(1)
Net debt represents total liabilities minus financial assets, recorded in the statement of financial position.

(2)
The net debt of $64 833 M as at April 1, 1997 was increased by $21 607 M, including $13 173 M for the recording of unrecorded pension plan obligations, $6 889 M for the consolidation of Government enterprises, agencies and special funds, $731 M for the change to the method used to record borrowings, $461 M for the recording of public sector restructuring measures and $353 M for the recording of fixed assets.

(3)
The net debt was increased by $339 M, including $217 M for the recording of fixed assets, $25 M for the recording of accounts payable and accrued expenses and $97 M for adjustments to other accounts.

(4)
The net debt was increased by $359 M for the recording of fixed assets.

(5)
The net debt was increased by $423 M, including $473 M for the recording of fixed assets, $12 M for sick leave and vacations and a decrease of $62 M for investments in Government enterprises.

(6)
The net debt was increased by $3 125 M, including $995 M for the recording of fixed assets, $912 M for the introduction of a provision for deviations in the real rate of return, $1 306 M for the recording of foreign currency translation and a decrease of $88 M for the recording of the Government's share of the foreign exchange gains or losses of an enterprise.

XX

CONSOLIDATED FINANCIAL

STATEMENTS

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STATEMENT OF RESPONSIBILITY

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance in accordance with the Financial Administration Act (R.S.Q., c. A-6.001, s. 86). These statements are prepared in accordance with the accounting policies disclosed in Note 1 of the financial statements.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting by maintaining a centralized record of financial transactions, and obtains all the information needed to meet its accounting and financial reporting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Gilles Godbout Deputy Minister of Finance, the Economy and Research	Nathalie Tremblay, CA Comptroller of Finance

Québec, November 25, 2002

AUDITOR GENERAL'S REPORT

To the National Assembly,

I have audited the following consolidated financial statements of the Government of Québec for the fiscal year ended March 31, 2002:

  •
  operating results;

  •
  accumulated deficits;

  •
  financial position;

  •
  financial requirements and financing.

The Minister of Finance, Economy and Research is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that the audit be planned and performed to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management of government departments and agencies included in the government reporting entity, as well as evaluating the overall financial statement presentation.

COMMITMENTS FOR THE RÉGIME DE RETRAITE DES EMPLOYÉS DU GOUVERNEMENT ET DES ORGANISMES PUBLICS (RREGOP), THE RÉGIME DE RETRAITE DU PERSONNEL D'ENCADREMENT (RRPE) AND THE RÉGIME DE RETRAITE DES AGENTS DE LA PAIX EN SERVICES CORRECTIONNELS (RRAPSC)

The liabilities recorded under "Retirement plans" as at March 31, 2002 for the regular service of the RREGOP, the RRPE, excluding that of senior administration, and for the RRAPSC total $22,166 million (March 31, 2001: $20,332 million). These three plans are of the shared-cost type, namely their respective cost, i.e. the ensuing annual contribution, is shared in predetermined proportions between the employer and the participants. This sharing of the annual contribution creates a commitment for the government with respect to the financing of these plans, a commitment whose value corresponds to the fund that the government would have accumulated, had it paid its contributions on the same basis as those which were used to determine the participants' fund. In the case of the RREGOP and the RRPE, the market value of this fund was estimated at $36,282 million as at December 31, 2001 (December 31, 2000: $38,581 million). As for the RRAPSC, for which the employees' contributions were paid into the

AUDITOR GENERAL'S REPORT (cont'd)

Consolidated Revenue Fund, the book value of the fund that the employees and the government would have accumulated was evaluated at $767 million as at that same date (December 31, 2000: $746 million).

In note 4 of its financial statements, the government does not clearly recognize that it has contracted commitments for the financing of these plans. Indeed, it does not indicate that the commitments to which reference is made ensue from the sharing of the annual contribution established according to the legislative provisions of these plans and the collective agreements that the government has negotiated since the creation of the plans. With respect to total commitments of $37,049 million (December 31, 2000: $39,327 million), $22,166 million (March 31, 2001: $20,332 million) are already recorded under liabilities as at March 31, 2002.

Although these commitments have no effect on the liabilities, the net debt, the accumulated deficits and the deficit of the fiscal year ended March 31, 2002, this information must be disclosed appropriately to enable readers of the financial statements to better evaluate the government's financial situation.

REVENUES FROM AN ENTERPRISE OF THE GOVERNMENT

To comply with the new standards of the Canadian Institute of Chartered Accountants, Hydro-Québec, an enterprise of the government, modified on January 1, 2002 its accounting policies concerning the translation of foreign currencies. Therefore, the enterprise retroactively applied this standard in its intermediate financial statements for the three-month period ended March 31, 2002. In accordance with the recommendations of the Institute, the enterprise retroactively applied its modified accounting policies and restated the figures of 2001. When recording its participation in this enterprise, the government entered the portion of this restatement attributable to the period between April 1 and December 31, 2001 directly in the consolidated statement of accumulated deficits and in the net debt rather than in its operating results for the year. In my opinion, the revenues from the government's participation in an enterprise should be recorded by uniformly applying the accounting policies of the enterprise over the government's entire fiscal year. The government thus overstated the revenues from its enterprises by $323 million and understated by the same amount its deficit for the fiscal year ended March 31, 2002.

REPORTING ENTITY

The government reporting entity, which is described in note 1 of its financial statements, does not include the entities of the education network and those of the health and social services network. In accordance with the recommendations of the CICA, these entities should be included in its reporting entity as they

AUDITOR GENERAL'S REPORT (cont'd)

meet the criteria for inclusion in that entity. The accounts of each of these entities should therefore be combined line by line with those of the government.

Given the fact that the government did not compile the necessary information, I was unable to determine the effects of the non-consolidation of the entities of the networks for each item in the financial statements. However, based on the information that I do have, the inclusion of the accounts of these entities in the government's financial statements would have a significant impact on the financial information presented in those statements.

ALLOWANCE FOR TAX CLAIMS

The allowance for doubtful accounts deducted from the value attributable to the debtors, includes an allowance for tax claims of the ministère du Revenu. This latter allowance comprises a sum established on the basis of a statistical analysis of files, to which has been added an amount to compensate for the risk caused by the use of a statistical method and to take into account the increase in the debts written off during the fiscal year. In my opinion, this additional amount is unjustified, as the elements in question had already been taken into consideration during the statistical analysis of the files. Moreover, the allowance for tax claims was determined on the basis of the amounts of the claims as at December 31, 2001 rather than as at March 31, 2002, the end of the government's fiscal year.

The effect of these practices was to understate the deficit of the fiscal year ended March 31, 2002 by $147.5 million (to understate the surplus of the fiscal year ended March 31, 2001 by $41 million) and to overstate the allowance for doubtful accounts, the accumulated deficits, as well as the net debt by $64.5 million as of that date (March 31, 2001: $212 million).

PROVISION FOR LOSSES ON GUARANTEED FINANCIAL INITIATIVES

Investissement Québec establishes the provision for losses on its financial initiatives guaranteed by the government according to the credit risks and the initiatives in progress. The government records a different provision for these same initiatives according to its own assessment of the credit risks and on the basis of the authorized interventions rather than of those in progress. In my opinion, the provision established by Investissement Québec is appropriate because it is evaluated on the basis of the accrual accounting method and a meticulous analysis of the credit risks. Hence, the government should have

AUDITOR GENERAL'S REPORT (cont'd)

recorded in its books the provision calculated by Investissement Québec. The effect of not having entered an appropriate provision is to overstate the deficit by $50.1 million as at March 31, 2002 (understate the surplus of the fiscal year ended March 31, 2001 by $41.6 million) and to overstate the provision for losses on guaranteed financial initiatives, the net debt and the accumulated deficits by $178.4 million at that date (March 31, 2001: $128.3 million).

In my opinion, except for the inappropriate disclosure by the government of its commitments concerning the financing of the RREGOP, the RRPE and the RRAPSC, the undetermined effects of the non-consolidation of the entities of the education network and those of the health and social services network, the understatement of the annual deficit by $420.4 million as well as the overstatement of the net debt and the accumulated deficits by $242.9 million, as detailed in the previous paragraphs, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2002, as well as the results of its operations and the changes in its financial position for the year then ended, in accordance with the accounting policies set forth in Note 1. As required by the Auditor General Act (R.S.Q., c. V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

COMPARABILITY OF FINANCIAL STATEMENTS

The Commission de la santé et de la sécurité du travail (CSST) retroactively modified its accounting policy for the provision for fluctuations in the real rate of return during its last two fiscal years, namely that ended on December 31, 2000 and that ended on December 31, 2001. Moreover, the amortization of the provision for fluctuations in the real rate of return for 2001 is not established according to the same mechanism that was used previously. These repetitive changes have an impact on the consolidated financial statements of the government, as the operations of the CSST are recorded therein according to the modified equity method.

The effect of the modifications made by the CSST in 2000 is to increase the "Participation in enterprises of the government" account by $911.8 million as at March 31, 2001 and to increase the government's surplus by $186.5 million for the fiscal year ended at that date. As for the modifications made by the CSST in 2001, their effect is to reduce this same account by $555.1 million as at March 31, 2002 and the deficit of the government of the fiscal year ended on that date by $356.7 million.

Although the successive changes in the accounting policy of the CSST are in accordance with generally accepted accounting principles in Canada, they increase the risk of confusion regarding the interpretation of the information presented in the consolidated statement of the operating results and in the consolidated

AUDITOR GENERAL'S REPORT (cont'd)

statement of the government's financial position, and do not promote the comparability of financial statements from one year to the next.

Acting Auditor General,

Doris Paradis, CA

Québec City, November 25, 2002

CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

		2002		2001
Appendix		Budget*	Actual results	Actual results
(Note 10)
5	REVENUE (Note 2)
	Income and property taxes	25 113	24 546	26 053
	Consumption taxes	9 885	9 913	9 541
	Duties and permits	1 340	1 346	1 406
	Miscellaneous	2 058	2 421	2 360
	Revenue from Government enterprises	3 256	2 731	3 496

	Own-source revenue	41 652	40 957	42 856
	Government of Canada transfers	9 484	9 305	8 145

	Total revenue	51 136	50 262	51 001

6	EXPENDITURE
	Health and Social Services	17 264	17 729	16 591
	Education and Culture	11 337	11 264	10 909
	Economy and Environment	5 950	5 951	6 040
	Support for Individuals and Families	4 883	5 069	4 890
	Administration and Justice	3 792	3 916	3 588

	Sub-total	43 226	43 929	42 018
	Debt service	7 910	7 261	7 606

	Total expenditure	51 136	51 190	49 624

	ANNUAL (DEFICIT) SURPLUS	—	(928)	1 377

* On the basis of the revenue and expenditure forecasts announced in the 2001-2002 Budget Speech of March 29, 2001.

Under the Actto establish a budgetary surplus reserve fund (2001, c. 56), the government created a reserve fund to finance certain expenditures and maintain a balanced budget. The changes in the reserve fund are shown in Appendix 18.
	Annual (deficit) surplus	—	(928)	1 377
	Transfer to reserve fund	—	—	(950)
	Use of reserve fund	—	950	—

	Excess of annual surplus (deficit) over reserve	—	22	427

CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

	2002		2001
	Budget*	Actual results	Actual results
PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(81 042)	(81 042)	(82 419)
Government's share of restatements by Government enterprises (Appendix 9)	—	(2 218)	—

Restated accumulated deficit	(81 042)	(83 260)	(82 419)
Annual (deficit) surplus	—	(928)	1 377
Government's share of foreign exchange gains or losses of Government enterprises	—	88	—

ACCUMULATED DEFICIT, END OF YEAR	(81 042)	(84 100)	(81 042)

*
On the basis of the revenue and expenditure forecasts announced in the 2001-2002 Budget Speech of March 29, 2001.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2002
(in millions of dollars)

Appendix		2002	2001
(Note 10)
FINANCIAL ASSETS
7	Short-term investments	1 445	1 654
8	Accounts receivable	7 064	8 231
9	Investment in Government enterprises	17 421	18 532
10	Long-term investments	1 967	1 844
	Deferred expenses related to debts	95	132
	Advances to the health and social services and education networks and Government enterprises (Note 5)	5 378	5 796
	Assets for financing the fixed assets of the health and social services and education networks (Note 7)	962	968

	TOTAL FINANCIAL ASSETS	34 332	37 157

LIABILITIES
11	Bank overdraft	2 878	2 776
12	Accounts payable and accrued expenses	8 182	8 328
	Deferred revenue	531	1 509
	Pension plans (Note 4)	38 060	39 111
13	Direct debt (Notes 5 and 6)	67 423	63 642
13	Debt to finance the health and social services and education networks and Government enterprises (Notes 5 and 6)	5 378	5 796
13	Debt to finance the work of municipal bodies (Notes 5 and 6)	3 179	3 235
	Allowance for financing the fixed assets of the health and social services and education networks (Note 7)	962	968

	TOTAL LIABILITIES	126 593	125 365

14	NET DEBT	(92 261)	(88 208)
15	FIXED ASSETS (Note 3)	8 161	7 166

	ACCUMULATED DEFICIT	(84 100)	(81 042)

16	Commitments and contingencies (Note 8)
17	Fiduciary transactions conducted by Government agencies and funds
18	Reserve fund

CONSOLIDATED STATEMENT OF FINANCIAL REQUIREMENTS AND FINANCING
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

	2002		2001
OPERATING ACTIVITIES
Annual (deficit) surplus		(928)		1 377
Items not affecting liquid assets:
Government's share in the results of enterprises entered as revenue less declared dividends	(371)		(1 157)
Doubtful accounts and other allowances	395		512
Sick leave and vacations	75		58
Pension costs (Note 4)	1 395		1 248
Interest charges relating to pension plans (Note 4)	3 322		3 006
Depreciation of fixed assets	622		776
Amortization of deferred expenses related to debts	72		1
Amortization of deferred foreign exchange loss	153		163
Amortization of discounts and premiums	61	5 724	99	4 706

		4 796		6 083
Pensions plans
Benefits and other payments	(2 720)		(2 567)
Employee and independent employer contributions	92	(2 628)	106	(2 461)

Specific purpose accounts (Appendix 12)
Payments and other debits	(527)		(377)
Receipts and other credits	567	40	367	(10)

Changes in financial assets and liabilities related to operations		(345)		(2 304)

Liquid assets provided by operating activities		1 863		1 308

INVESTMENT ACTIVITIES
Changes in investment in Government enterprises
Investments made		(648)		(425)

Changes in long-term investments
Investments made		(346)		(200)
Investments realized		133		50

		(213)		(150)

Fixed assets
Acquisition		(1 626)		(1 264)
Disposal		9		15

		(1 617)		(1 249)

Liquid assets used for investment activities		(2 478)		(1 824)

NET FINANCIAL REQUIREMENTS		(615)		(516)

CONSOLIDATED STATEMENT OF FINANCIAL REQUIREMENTS AND FINANCING (cont'd)
FISCAL YEAR ENDED MARCH 31, 2002
(in millions of dollars)

	2002	2001
FINANCING ACTIVITIES
Changes in debts
Borrowings made	9 011	8 594
Borrowings repaid	(5 388)	(5 586)

	3 623	3 008
Changes in the Retirement Plans Sinking Fund
Payments	(2 535)	(1 607)
Reinvestment of Fund investment income	(605)	(412)
Changes in liquid assets(1)	132	(473)

NET FINANCING	615	516

(1)
Liquid assets include cash in bank and short-term investments less short-term borrowings.

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NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government's reporting entity encompasses departments, agencies, enterprises and special funds which must account for the management of their financial transactions and resources to a Minister or directly to the National Assembly and which are part of the Government or under its control. They are listed in an appendix to the financial statements.

Fiduciary transactions conducted by certain agencies and funds are not included in the Government's reporting entity. These agencies and funds are listed in an appendix to the financial statements.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government's reporting entity, with the exception of Government enterprises, have been standardized and combined line by line in accordance with the accounting policies disclosed below. Inter-entity transactions and balances have been eliminated.

Government enterprises are accounted for using the modified equity method. Therefore, investment in these enterprises is recorded at cost, which is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and reduced by the portion of dividends that are paid or reported by an enterprise and that accrue to the Government. A Government enterprise has all of the following characteristics:

a)
it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)
it is vested with the financial and administrative power to carry out commercial activities;

c)
its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

d)
it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

Revenue

Revenue from income and property taxes, consumption taxes, duties, permits, fines and forfeitures is recorded in the fiscal year during which it is received, after deducting reimbursements and other amounts deductible under the applicable legislation. Assessments and amounts billed before the end of the fiscal year are entered as revenue.

Revenue from Government of Canada transfers is recorded in the fiscal year during which it is received. However, claims issued and estimates of revenue from transfers related to shared-cost programs without fiscal compensation are recorded in the fiscal year during which the related expenditures are made.

Other revenue is recorded on the accrual basis. Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

Expenditure

Transfers are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once beneficiaries have met the eligibility criteria.

Expenditure includes the cost of goods and services acquired during the fiscal year, with the exception of fixed assets for which an annual depreciation is recorded.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

Financial assets

Short-term investments are recorded at cost and accounts receivable, loans and advances are recorded initially at cost and then brought down to their net recoverable value through valuation allowances.

Investment in Government enterprises is recorded using the modified equity method.

Other long-term investments are entered at cost and reduced by any durable loss in value. The loss in value is charged to operations for the fiscal year during which it is known.

LIABILITIES

Accounts payable and accrued expenses

Specific purpose accounts

The Financial Administration Act (R.S.Q., c. A-6.001) provides for the creation of specific purpose accounts in which amounts received in respect of a contract or an agreement calling for the allocation of funds to a specific purpose may be deposited. Consequently, certain amounts receivable or payable under shared-cost programs without fiscal compensation or as a result of third-party compensation are recorded in specific purpose accounts.

Sick leave and vacations

Obligations relating to sick leave and vacations owed to Government employees are recorded as liabilities. The annual change in this account is posted to expenditure.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other guaranteed financial initiatives are recorded as liabilities when a loss is probable. The annual change in this allowance is posted to expenditure.

The allowance for probable losses is evaluated using a rate based on past experience regarding losses on each of the guarantee programs. Special guarantees are grouped according to risk level.

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government's financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses are charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plan liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP and the PPMP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account. The investment income of the Retirement Plans Sinking Fund, created to pay for benefits under these plans, is taken into account in computing interest charges on obligations relating to vested benefits.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as "Debts" items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, foreign exchange gains or losses on short-term contracts aimed at modifying the foreign exchange risk associated with long-term borrowings are amortized over the remaining term of the borrowing portfolio in the currency concerned using the straight-line method.

Sinking fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture, and the development of data processing systems.

Fixed assets are recorded at cost and depreciated using a logical, systematic method over a period corresponding to their useful life. They are a component of net debt. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of payments due. Works of art and historic property are not recorded as fixed assets but are mentioned in a note to the financial statements, and their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue liabilities, which are gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, land is recorded at its nominal value.

Sums received from agencies not included in the Government's reporting entity for the purchase of fixed assets are recorded as deferred revenue liabilities and gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, contributions received for the purchase of land are deducted from the latter's cost.

2. REVENUE

ACCORDING TO APPLICABLE LEGISLATION, REVENUE IS SHOWN AFTER DEDUCTION OF THE FOLLOWING ITEMS:

	2002	2001
	(in millions of dollars)
		(Note 10)
Personal income tax
Refundable tax credits:
Sales tax	693	441
Day care expenses	228	167
Other	96	39
Property tax refunds	243	233
Family assistance allowances	19	24

	1 279	904

Corporate taxes
Refundable tax credits:
Tax credits for large corporations		193
Scientific research and experimental development	349	174
Cinematrographic productions	97	100
Tax credits relating to the reporting of tips	40	47
Other	231	188

	717	702

Duties and permits
Silvicultural work and other forest management activities	198	230
Highway carrier monitoring	48	45
Refundable mining duties credits for losses pertaining to exploration and capital expenditures and other	3	10

	249	285

	2 245	1 891

3. FIXED ASSETS

Fixed assets are recorded at cost and shown in net debt. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings	Straight-line and annuity	10 to 50 years
Facilities	Straight-line	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment	Straight-line	3 to 20 years
Development of data processing systems	Straight-line	5 to 10 years

        Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

4. PENSION PLANS

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

PENSION PLANS

	Estimated number of participants as at December 31, 2001		Number of beneficiaries as at December 31, 2001
Government and Public Employees Retirement Plan (RREGOP)	450 000		104 434
Pension Plan of Management Personnel (PPMP)	23 250		11 564
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	7 900	*	44 654	*
Civil Service Superannuation Plan (CSSP)	3 200	*	25 208	*
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	4 000		3 585
Pension Plan of Peace Officers in Correctional
Services (PPPOCS)	2 750		948
Pension Plan of the Judges of the Court of Québec (PPJCQ)	273		292
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFETQ)	280		67
Pension Plan of the Members of the National Assembly (PPMNA)	121		259

	491 774		191 011

*
These plans have not admitted any new participants since July 1, 1973.

These plans are "defined benefit" pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants' average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	cost-sharing pension plans;
cost-balance pension plans.

Cost-sharing pension plans

In the case of RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% (7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers are paid into the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. All Government plans except RREGOP, the PPMP and the PPPOCS fall into this category. The contributions of participants and independent employers to these cost-balance plans are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d'assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account, among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:
— Yield, net of inflation	4.85%
— Inflation rate	3.00%
— Salary escalation rate, net of inflation	1.10%

Government's liability with regard to the pension plans

The Government's liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years. These gains or losses are amortized using the accounting policy established for this purpose.

The Government's liability with regard to the pension plans also includes interest charges calculated on the basis of the value of the actuarial obligations relating to vested benefits as at a given date for the pension plans as a whole.

As shown by the following table concerning the main pension plans, the Government's liability with regard to the pension plans as a whole is estimated at $48 259 million as at March 31, 2002, including $25 307 million for RREGOP and the PPMP.

PENSION PLANS LIABILITY

	Actuarial obligations relating to vested benefits	Restatements	Pension plans liability as at March 31, 2002	Pension plans liability as at March 31, 2001
	(in millions of dollars)
				(Note 10)
RREGOP
— regular service	19 814	(1 205)	18 609	17 002
— transferred service	2 486	(227)	2 259	2 247
PPMP
— regular service	3 712	(316)	3 396	3 126
— transferred service	1 149	(106)	1 043	980
TPP and PPCT	15 363	(999)	14 364	14 343
CSSP	5 337	(270)	5 067	5 106
Other	3 497	24	3 521	3 366

	51 358	(3 099)	48 259	46 170
Sinking fund(1)	(10 199)		(10 199)	(7 059)

	41 159	(3 099)	38 060	39 111

(1)
Under the Financial Administration Act (R.S.Q., c. A-6.001, s. 8), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using a part of the Consolidated Revenue Fund up to an amount equal to the sums recorded as the pension plans liability in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The sinking fund's assets are recorded at a value based on their market value. During fiscal 2001-2002 the Minister made investments of $2 535 million in the Retirement Plans Sinking Fund ($1 607 million in 2000-2001). At March 31, 2002, $605 million in investment income ($412 million in 2001) was reinvested in the sinking fund, and was taken into account in calculating the interest charges relating to pension plans.

Actuarial valuations and subsequent estimates

        The most recent estimates, which were filed and issued in 2002, were determined on the basis of actuarial valuations as at December 31, 2001 for the PPMNA; as at December 31, 2000 for the PPCT, the PPJCQ, the SPMSQ and service transferred from the TPP and the CSSP to RREGOP and the PPMP; as at December 31, 1999 for the CSSP, the TPP, RREGOP and the PPMP, other than service transferred from the TPP and the CSSP to RREGOP and the PPMP, and for the PPMP (RRAS); as at December 31, 1997

for the PPPOCS; as at December 31, 1996 for the PPMP (RRAS) and as at December 31, 1994 for the PPFETQ.

TOTAL COST OF PENSION PLANS

	2002		2001
	(in millions of dollars)
Pension costs
Cost of vested benefits excluding interest charges	1 253		1 262
Employee contributions	(88)		(106)
Independant employer contributions	(4)

	1 161		1 156
Cost of changes	28	(1)
Amortization of adjustments to estimates based on actuarial gains or losses	206		92

	1 395		1 248
Interest charges relating to the pension plans	2 717	(2)	2 594	(2)

Total	4 112		3 842

(1)
A new pension plan for the judges of the Court of Québec and the municipal courts of Laval, Montréal and Québec was introduced under the Act to amend the Courts of Justice Act (S.Q., 2001, c. 8), assented to on May 30, 2001. The impact of the changes to the pension plan and the supplementary benefits plan of the judges of the Court of Québec was $28 million as at March 31, 2002.

(2)
After deducting Retirement Plans Sinking Fund investment income of $605 million in 2001-2002 ($412 million in 2000-2001).

FUNDING OF PENSION PLANS

Actuarial valuations for funding purposes for regular service under "cost-sharing" pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, Government commitments for funding purposes are calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $36 282 million at fair value and $41 147 million at cost as at December 31, 2001 ($38 581 at fair value and $39 723 million at cost as at December 31, 2000). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $767 million at cost as at December 31, 2001 ($746 million as at December 31, 2000).

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be recorded as a liability of the Government. The difference may be attributed to the use of different economic assumptions and methods.

5. DEBTS

Debts by type of currency take into account the derivative instruments used to manage foreign exchange risks.

	2002
	Direct			Health and social services and education networks and Government enterprises(1)
Currency	In millions of monetary units	Total in Canadian equivalent		In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	37 669	37 669	(3)	5 025	5 025
In U.S. dollars	11 878	18 929		224	358
In yen	547 816	6 583		7 004	84
In euros	5 053	7 015
Other currencies(4)		1 548
Less:
Derivative instruments — net		327			55
Sinking fund		3 151			34

Debts before deferred foreign exchange loss		68 266			5 378
Deferred foreign exchange loss		843

		67 423			5 378

	2001
	Direct			Health and social services and education networks and Government enterprises(1)
Currency	In millions of monetary units	Total in Canadian equivalent		In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	33 954	33 954	(3)	5 415	5 415
In U.S. dollars	12 246	19 320		224	354
In yen	561 637	7 055		8 520	107
In euros	1 329	1 843
Other currencies(4)		5 238
Less:
Derivative instruments — net		269			54
Sinking fund		2 036			26

Debts before deferred foreign exchange loss		65 105			5 796
Deferred foreign exchange loss		1 463

		63 642			5 796

(See Notes 1, 2, 3 and 4 on page 30)

2002
Work of municipal bodies(2)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments — net	Total after impact of derivative instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
2 382	2 382	45 076	45 076	19 450	64 526
172	274	12 274	19 561	(13 866)	5 695
5 000	60	559 820	6 727	3 051	9 778
284	393	5 337	7 408	(7 408)
			1 548	(1 539)	9
	(70)		312	(312)
			3 185		3 185

	3 179		76 823		76 823
			843		843

	3 179		75 980		75 980

2001
Work of municipal bodies(2)		Total
In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	Derivative instruments — net	Total after impact of derivative instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
2 339	2 339	41 708	41 708	14 102	55 810
172	271	12 642	19 945	(7 854)	12 091
12 000	151	582 157	7 313	984	8 297
		1 329	1 843	(2 348)	(505)
	393		5 631	(5 126)	505
	(81)		242	(242)
			2 062		2 062

	3 235		74 136		74 136
			1 463		1 463

	3 235		72 673		72 673

Weighted average interest rate(5)

			Health and social services and education networks and Government enterprises
	Direct				Work of municipal bodies
Currency
	2002	2001	2002	2001	2002	2001
In Canadian dollars	6.82%	7.39%	6.54%	6.61%	7.11%	7.51%
In U.S. dollars	6.89	7.18	4.73	5.84	8.53	8.53
In yen	3.61	4.04	0.72	1.40	9.89	10.05
In euros	5.73	5.23			8.37
Weighted average rate	6.43%	6.86%	6.33%	6.47%	7.51%	7.97%
(1)
To offset this debt, advances to the health and social services and education networks and to Government enterprises are granted on the same conditions as these borrowings and recorded as financial assets.

(2)
Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d'assainissement des eaux (SQAE), to contributing to the financing of work costs by repaying, based on date of maturity, the principal and interest on borrowings contracted by the SQAE.

(3)
The Government held $400 million worth of its securities as at March 31, 2002 ($199 million in 2001).

(4)
In 2002, other currencies included the Swiss franc, the pound sterling, the Australian dollar and the Swedish krona. In 2001, they included, in addition to those mentioned for 2002, the Deutsche mark, the French franc, the Dutch guilder, the peseta and the Luxembourg franc. A detailed table by type of currency and debt is presented in Appendix 13.

(5)
The weighted average interest rate corresponds to the nominal rate of borrowings.

Debt schedules after impact of derivative instruments

Direct

Maturing on March 31(6)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	Other	Total
						(in millions of dollars)
2003	11 222	(7 840)	4 843	(1 645)	(450)	6 130
2004	4 128	158				4 286
2005	4 555	11	(83)	1		4 484
2006	6 023	75	12	4		6 114
2007	4 060	111	18			4 189

	29 988	(7 485)	4 790	(1 640)	(450)	25 203
2008-2012	12 084	5 067	1 985	1 540	345	21 021
2013-2017	1 067	558	2 467	70		4 162
2018-2022	372	558	296	30	114	1 370
2023-2027	4 406	3 975	240			8 621
2028 and thereafter	5 254	2 635				7 889

	53 171	5 308	9 778		9	68 266

Health and social services and education networks and Government enterprises

Maturing on March 31(7)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	Other	Total
						(in millions of dollars)
2003	1 486					1 486
2004	861					861
2005	80					80
2006	902					902
2007	11					11

	3 340					3 340
2008-2012	1 436					1 436
2013-2017	20					20
2018-2022	20					20
2023 and thereafter	562					562

	5 378					5 378

Work of municipal bodies

Maturing on March 31(8)	In Canadian dollars(9)	In U.S. dollars(9)	In yen	In euros	Other	Total
						(in millions of dollars)
2003	661					661
2004	640					640
2005	270					270
2006	379					379
2007	399					399

	2 349					2 349
2008-2012	780					780
2013-2017	50					50

	3 179					3 179

(6)
This schedule takes into account $2 530 million in 2003 for treasury bills and was drawn up considering projected repayments of $603 million in 2003, $485 million in 2004, $373 million in 2005, $306 million in 2006, $305 million in 2007 and $789 million in 2008-2012 for savings products redeemable on demand.

(7)
This schedule includes an amount of $344 million, for treasury bills, maturing in 2003.

(8)
This schedule includes an amount of $95 million, for treasury bills, maturing in 2003.

(9)
These schedules take into account the sinking fund of $2 798 million for debts in Canadian dollars and $387 million for debts in U.S. dollars.

6. RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS

To meet the financial requirements arising from its operations for repaying maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2011.

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by counterparties.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own. As at March 31, 2002, over 85% of its derivative instrument portfolio was associated with counterparties that had an "AA" or "Superior" rating. All of the Government's counterparties had at least an "A" rating with a recognized credit rating agency.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S.$3 500 million with a Canadian and international banking syndicate.

As at March 31, 2002, none of these credit lines or agreements had been drawn upon.

7. ALLOWANCE FOR FINANCING THE FIXED ASSETS OF THE HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS

Under the General and Vocational Colleges Act (R.S.Q., c. C-29), the Education Act (R.S.Q., c. I-13.3), the University Investments Act (R.S.Q., c. I-17), the Act respecting health services and social services (R.S.Q., c. S-4.2) and the Act respecting health services and social services for Cree Native persons (R.S.Q., c. S-5), the Government has created sinking funds for the purpose of repaying, out of the sums deposited by the Minister responsible, borrowings (principal and interest) contracted to finance the fixed assets of organizations in the health and social services and education networks.

The net assets of these sinking funds are as follows:

	2002	2001
	(in millions of dollars)
Sinking funds relating to borrowings by:
General and vocational colleges in Québec	223	203
Québec school boards	309	335
Québec university establishments	278	280
Québec health and social services organizations	152	150

	962	968

8. COMMITMENTS AND CONTINGENCIES

A)
Commitments for transfers to school boards and educational institutions, health and social services institutions, municipalities and municipal bodies, and other beneficiaries are shown in summary form in Appendix 16. As at March 31, 2002, these commitments totalled $19 682 million ($18 978 million as at March 31, 2001).

B)
Net guaranteed financial initiatives as at March 31, 2002 totalled $46 701 million ($46 300 million as at March 31, 2001) including $38 289 million as at March

  31, 2002 ($38 541 million as at March 31, 2001) related to Hydro-Québec loan guarantees. These net guaranteed financial initiatives are shown in summary form in Appendix 16.

C)
The Government is faced with claims and lawsuits, pending or potential. Some pertain to land claims by Native groups and benefit claims by social aid recipients under 30 years of age, while others, involving $645 million ($581 million in 2001), derive from breach of contract, personal injury or property damage and other similar causes. Since the outcome of these contingencies is uncertain, it is impossible to determine the potential loss the Government might incur.

9. MAJOR TRANSACTIONS BETWEEN GOVERNMENT ENTERPRISES AND ENTITIES INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

        The most important transactions between the Government and its enterprises break down as follows:

	2002	2001
	(in millions of dollars)
Revenue
Income and property taxes	511	475
Sales of goods and services	566	538

	1 077	1 013

Expenditure
Health and Social Services	143	135
Economy and Environment	79	108
Administration and Justice	36	38

	258	281

Accounts receivable	291	872

Accounts payable and accrued expenses	33	225

10. COMPARATIVE FIGURES

Certain comparative figures for 2001 were reclassified for consistency with the presentation adopted in 2002.

APPENDIX 1

GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS
WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND AND INCLUDED
IN THE GOVERNMENT'S REPORTING ENTITY

Affaires municipales et Métropole
        Commission municipale du Québec
        Régie du logement

Agriculture, Pêcheries et Alimentation
        Commission de protection du territoire agricole du Québec
        Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor, Administration et Fonction publique
        Commission de la fonction publique

Conseil exécutif
        Conseil permanent de la jeunesse

Culture et Communications
        Commission de protection de la langue française
        Commission de toponymie
        Commission des biens culturels du Québec
        Conseil de la langue française
        Office de la langue française
        Secrétariat à la politique linguistique

Éducation
        Commission consultative de l'enseignement privé
        Commission d'évaluation de l'enseignement collégial
        Conseil supérieur de l'éducation

Emploi et Solidarité sociale
        Commission des partenaires du marché du travail

Environnement
        Bureau d'audiences publiques sur l'environnement

Famille, Enfance et Condition féminine
        Conseil de la famille et de l'enfance
        Conseil des aînés
        Conseil du statut de la femme
        Secrétariat à la condition féminine

APPENDIX 1

GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS
WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND AND INCLUDED
IN THE GOVERNMENT'S REPORTING ENTITY (cont'd)

Faune et Parcs
        Société de la faune et des parcs du Québec

Finances
        Inspecteur général des institutions financières

Industrie et Commerce

Justice
        Comité de la rémunération des juges de la Cour du Québec et des cours municipales
        Conseil de la justice administrative
        Conseil de la magistrature
        Tribunal des droits de la personne

Personnes désignées par l'Assemblée nationale
        Directeur général des élections — Commission de la représentation
        Protecteur du citoyen
        Vérificateur général

Recherche, Science et Technologie
        Agence d'évaluation des technologies et des modes d'intervention en santé
        Conseil de la science et de la technologie

Régions

Relations avec les citoyens et Immigration
        Commission d'accès à l'information
        Commission des droits de la personne et des droits de la jeunesse
        Conseil des relations interculturelles
        Curateur public (Le) *
        Office de la protection du consommateur

Relations internationales

Ressources naturelles

Revenu

APPENDIX 1

GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS
WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND AND INCLUDED
IN THE GOVERNMENT'S REPORTING ENTITY (cont'd)

Santé et Services sociaux
        Conseil de la santé et du bien-être
        Conseil médical du Québec
        Office des personnes handicapées du Québec
        Protecteur des usagers en matière de santé et de services sociaux

Sécurité publique
        Bureau du coroner
        Comité de déontologie policière
        Commissaire à la déontologie policière
        Commission québécoise des libérations conditionnelles
        Régie des alcools, des courses et des jeux

Tourisme, Loisir et Sport

Transports
        Commission des transports du Québec

Travail
        Commission de l'équité salariale
        Conseil consultatif du travail et de la main-d'oeuvre
        Conseil des services essentiels
        Régie du bâtiment du Québec

*
This entity also conducts fiduciary transactions that are not included in the Government's reporting entity.

APPENDIX 2

AGENCIES AND SPECIAL FUNDS WHOSE REPORTING ENTITY
IS INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

AGENCIES

Agence de l'efficacité énergétique
Agence métropolitaine de transport(1)
Bibliothèque nationale du Québec
Bureau d'accréditation des pêcheurs et des aides-pêcheurs du Québec
Bureau des services financiers(1)
Commissaire de l'industrie de la construction
Commission de la capitale nationale du Québec
Commission de reconnaissance des associations d'artistes et des associations de producteurs
Commission des lésions professionnelles
Commission des normes du travail
Commission des services juridiques
Commission des valeurs mobilières du Québec
Conseil des arts et des lettres du Québec
Corporation d'urgences-santé de la région de Montréal métropolitain
École nationale de police du Québec(1)
École nationale des pompiers du Québec(1)
Fondation de la faune du Québec
Fonds d'aide aux recours collectifs
Fonds d'assurance-prêts agricoles et forestiers
Fonds de la recherche en santé du Québec
Fonds québécois de la recherche sur la nature et les technologies
Fonds québécois de la recherche sur la société et la culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d'hôtellerie du Québec(1)
Institut national de santé publique du Québec
Investissement Québec
La Financière agricole du Québec
Musée d'art contemporain de Montréal
Musée de la civilisation
Musée du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris
Office des professions du Québec
Office Québec-Amériques pour la Jeunesse
Régie de l'assurance maladie du Québec
Régie de l'énergie
Régie des installations olympiques
Régie du cinéma
Sidbec

APPENDIX 2

AGENCIES AND SPECIAL FUNDS WHOSE REPORTING ENTITY
IS INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY (cont'd)

AGENCIES (cont'd)

Société de développement des entreprises culturelles
Société de développement de la zone de commerce international de Montréal à Mirabel
Société de la Place des Arts de Montréal(1)
Société de télédiffusion du Québec (Télé-Québec)
Société des Traversiers du Québec
Société d'habitation du Québec(1)
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du parc industriel et portuaire Québec-Sud
Société immobilière du Québec
Société nationale de l'amiante
Société québécoise d'assainissement des eaux
Société québécoise de récupération et de recyclage
Société québécoise d'information juridique
Tribunal administratif du Québec

(1)
Entities whose year-end date does not correspond to March 31, 2002 and for which no data were available for the period between the end of their fiscal year and March 31, 2002.

SPECIAL FUNDS

Assistance Fund for Independent Community Action
Assistance Fund for Victims of Crime
Civil Status Fund
Collection Fund
Financial Assistance Fund for Certain Disaster Areas
Financing Fund
Fonds du Centre financier de Montréal
Forestry Fund
Fund to Combat Poverty through Reintegration into the Labour Market
Fund for the Contributions of Motorists to Public Transit
Fund for the Management of Québec Immovables on Foreign Soil
Fund for the Sale of Goods and Services of the Ministère des Transports
Geographic Information Fund
Government Information Fund
Government Services Fund

APPENDIX 2

AGENCIES AND SPECIAL FUNDS WHOSE REPORTING ENTITY
IS INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY (cont'd)

SPECIAL FUNDS (cont'd)

Health Services Fund
Horse-Racing Industry Fund
Ice Storm Fund
Information Technology Fund of the Conseil du trésor
Information Technology Fund of the Ministère de la Solidarité sociale
Information Technology Fund of the Ministère du Revenu
Labour Market Development Fund
Land Information Fund
Police Services Fund
Prescription Drug Insurance Fund
Québec Youth Fund
Regional Development Fund
Register Fund of the Ministère de la Justice
Road Network Preservation and Improvement Fund
Rolling Stock Management Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Special Olympic Fund
Support Payments Fund *
Tourism Partnership Fund

*
This fund also conducts fiduciary transactions nature that are not included in the Government's reporting entity.

APPENDIX 3

ENTERPRISES INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

Centre de recherche industrielle du Québec

Commission de la santé et de la sécurité du travail

Corporation d'hébergement du Québec

Financement-Québec

Fonds d'indemnisation du courtage immobilier

Hydro-Québec *

Immobilière SHQ

Loto-Québec

Régie de l'assurance-dépôts du Québec

Société de développement de la Baie James

Société de l'assurance automobile du Québec

Société des alcools du Québec

Société des établissements de plein air du Québec

Société générale de financement du Québec

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

*
This enterprise also conducts fiduciary transactions that are not included in the Government's reporting entity.

APPENDIX 4

AGENCIES AND FUNDS WHICH CONDUCT FIDUCIARY TRANSACTIONS THAT ARE
NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY

Caisse de dépôt et placement du Québec

Comité Centraide — public sector

Commission administrative des régimes de retraite et d'assurances

Commission de la construction du Québec

Curateur public (Le) (fiduciary section)

Fonds central pour le bénéfice des personnes incarcérées

Fonds d'assurance-récolte

Fonds d'assurance-stabilisation des revenus agricoles

Fonds d'indemnisation des services financiers

Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes

Fonds national de formation de la main-d'oeuvre

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec — Pension Plan

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Travel Agents' Security Funds

Trust Funds

APPENDIX 5

BREAKDOWN OF REVENUE
FISCAL YEAR ENDED MARCH 31, 2002

	2002	2001
	(in millions of dollars)
		(Note 10)
Income and property taxes
Personal income tax	15 882	17 077
Contributions to the Health Services Fund	4 599	4 719
Corporate taxes	4 065	4 257

	24 546	26 053

Consumption taxes
Sales	7 579	7 392
Fuel	1 579	1 581
Tobacco	741	554
Pari-mutuel	14	14

	9 913	9 541

Duties and permits
Motor vehicles	723	705
Alcoholic beverages	140	146
Natural resources	210	287
Other	273	268

	1 346	1 406

Miscellaneous
Sales of goods and services	1 579	1 580
Interest	452	451
Fines, forfeitures and recoveries	390	329

	2 421	2 360

Revenue from Government enterprises
Commission de la santé et de la sécurité du travail	(33)	443
Société des alcools du Québec	489	471
Loto-Québec	1 352	1 358
Hydro-Québec	1 041	1 160
Other	(118)	64

	2 731	3 496

Total own-source revenue	40 957	42 856

Government of Canada transfers
Equalization	5 336	5 650
Canada Health and Social Transfer	2 958	1 597
Other programs	1 011	898

Total Government of Canada transfers	9 305	8 145

Total revenue	50 262	51 001

APPENDIX 6

BREAKDOWN OF EXPENDITURE
FISCAL YEAR ENDED MARCH 31, 2002

	2002	2001
(in millions of dollars)
(Note 10)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration	19 212	18 250
Operating	3 724	3 514
Capital	1 189	1 175
Interest	1 230	1 368
Support	11 409	10 720

	36 764	35 027
Remuneration	3 917	3 614
Operating(1)	2 853	2 865
Doubtful accounts and other allowances	395	512

Sub-total	43 929	42 018

Debt service
Interest on debt(2)	4 544	5 012
Interest relating to pension plans(3)	2 717	2 594

Sub-total	7 261	7 606

Total expenditure	51 190	49 624

(1)
Including $622 million in 2001-2002 ($776 million in 2000-2001) for the depreciation of fixed assets.

(2)
After deducting $623 million in revenue in 2001-2002 ($672 million in 2000-2001), including $385 million in interest income from advances to the health and social services and education networks and to Government enterprises ($405 million in 2000-2001), $52 million in short-term investment income ($45 million in 2000-2001), and $186 million in investment income of the Sinking Fund for Government Borrowings ($222 million in 2000-2001).

(3)
After deducting $605 million in investment income of the Retirement Plans Sinking Fund in 2001-2002 ($412 million in 2000-2001).

APPENDIX 7

SHORT-TERM INVESTMENTS
AS AT MARCH 31, 2002

	2002	2001
	(in millions of dollars)
Treasury bills	70	253
Deposit certificates	768	1 090
Banker's acceptances	115	273
Bonds	387
Other	105	38

	1 445	1 654

Rates of return on short-term investments vary mainly from 1.8% to 4.7%.

APPENDIX 8

ACCOUNTS RECEIVABLE
AS AT MARCH 31, 2002

	2002	2001
	(in millions of dollars)
Accounts receivable
Income and property taxes(1)	2 679	2 727
Consumption taxes(1)	2 375	2 147
Duties and permits(1)	130	132
Miscellaneous revenue	1 326	1 285
Revenue from Government enterprises	139	721
Government of Canada transfers	700	1 683
Specific purpose accounts	81	44
Expenditure and other	521	533

	7 951	9 272
Allowance for doubtful accounts	(904)	(1 046)
Accrued interest on investments	17	5

	7 064	8 231

(1)
Including the portion attributable to agents and assignees, i.e. $667 million for income and property taxes ($864 million in 2001), $1 826 million for consumption taxes ($1 633 million in 2001) and $103 million for duties and permits ($107 million in 2001).

APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES
AS AT MARCH 31, 2002

Investment in Government enterprises(1)

			2002	2001
	Loans and advances	Equity value	Investment in Government enterprises	Investment in Government enterprises
			(in millions of dollars)
Centre de recherche industrielle du Québec(4)	5	19	24	26
Commission de la santé et de la sécurité du travail(2)		(680)	(680)	264
Corporation d'hébergement du Québec		122	122	97
Financement-Québec		27	27	19
Fonds d'indemnisation du courtage immobilier(3)		4	4	4
Hydro-Québec(2)(4)	7	14 158	14 165	14 884
Immobilière SHQ(3)		19	19	16
Loto-Québec		193	193	161
Régie de l'assurance-dépôts du Québec(3)		231	231	206
Société de développement de la Baie James(2)		12	12	3
Société de l'assurance automobile du Québec(2)		505	505	534
Société des alcools du Québec		34	34	32
Société des établissements de plein air du Québec		29	29	25
Société générale de financement du Québec(2)		2 323	2 323	1 876
Société Innovatech du Grand Montréal		266	266	286
Société Innovatech du Sud du Québec		33	33	16
Société Innovatech Québec et Chaudière-Appalaches		81	81	62
Société Innovatech Régions ressources		33	33	21

Total	12	17 409	17 421	18 532

(1)
These enterprises are wholly-owned by the Gouvernement du Québec and/or are under its control.

(2)
Equity value was determined on the basis of audited financial statements as at December 31, 2001, and adjusted according to unaudited interim results as at March 31, 2002.

(3)
Equity value was determined on the basis of audited financial statements as at December 31, 2001.

(4)
Loans and advances to the Centre recherche industrielle du Québec mature in 2002-2003, and those of Hydro-Québec have no fixed maturity date.

  APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2002

Summary of the financial statements of Government enterprises

	2002						2001
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
						(in millions of dollars)
							(Note 10)
Centre de recherche industrielle du Québec	34	36	(2)	22	41	19	21
Commission de la santé et de la sécurité du travail(1)(3)	2 115	2 197	(82)	9 196	8 515	(681)	312
Corporation d'héber-gement du Québec	263	235	28	3 612	3 734	122	97
Financement-Québec	9	1	8	6 661	6 688	27	19
Fonds d'indemnisation du courtage immobilier(1)					4	4	4
Hydro-Québec(1)	12 578	11 470	1 108	45 027	59 861	14 834	14 280
Immobilière SHQ(1)	221	218	3	2 350	2 369	19	16
Loto-Québec	3 662	2 213	1 449	676	869	193	161
Régie de l'assurance-dépôts du Québec(1)	27	1	26	1	232	231	206
Société de développement de la Baie James(1)	21	21		5	17	12	3
Société de l'assurance automobile du Québec(1)	1 477	1 510	(33)	7 084	7 575	491	524
Société des alcools du Québec	1 695	1 206	489	542	576	34	32
Société des établissements de plein air du Québec	72	69	3	105	128	23	18
Société générale de financement du Québec(1)	879	963	(84)	669	3 014	2 345	1 728
Société Innovatech du Grand Montréal	21	61	(40)	1	267	266	286

Amounts carried forward	23 074	20 201	2 873	75 951	93 890	17 939	17 707

APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2002

Summary of the financial statements of Government enterprises (cont'd)

	2002						2001
	Revenue	Expenditure	Net income or (net loss)	Liabilities	Assets	Net equity	Net equity
						(in millions of dollars)
							(Note 10)
Amounts brought forward	23 074	20 201	2 873	75 951	93 890	17 939	17 707
Société Innovatech du Sud du Québec	1	2	(1)		33	33	16
Société Innovatech Québec et Chaudière-Appalaches	2	12	(10)		81	81	62
Société Innovatech Régions ressources	3	2	1	1	34	33	21

	23 080	20 217	2 863	75 952	94 038	18 086	17 806

Adjustments(2)			(132)			629	714
Restatement						(1 306)

			2 731			17 409	18 520

(1)
These data were derived from audited financial statements as at December 31, 2001.

(2)
These adjustments stem mainly from unaudited interim results as at March 31, 2002.

(3)
The net assets of the Commission de la santé et de la sécurité du travail, including assessments collected by employers, the administration of which is entrusted to the Commission, cannot be used for purposes other than those prescribed by law.

APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2002

Accounting changes made by Government enterprises

Hydro-Québec and the Société générale de financement du Québec

Since January 1, 2002, these enterprises have had to comply with a new private sector standard for foreign currency translation set by the Canadian Institute of Chartered Accountants (CICA). In conformity with generally accepted private sector accounting principles, these enterprises applied this change in accounting policy retroactively, with Hydro-Québec restating its results for previous fiscal years and the Société générale de financement making no such restatement. This reduced their net equity by $1 306 million as at January 1, 2002 and increased their net income by $41 million for the first quarter ended March 31, 2002.

Consequently, in accordance with CICA standards for the public sector, the Government corrected and reduced the value of its investment in Hydro-Québec and the Société générale de financement by $1 306 million without restating the results for previous years. Since the fiscal year of the Government is different from that of these enterprises and the Government thus had to adjust its revenue from them on the basis of unaudited interim results as at March 31, 2002, this change increased revenue from these enterprises by $41 million for the fiscal year ended March 31, 2002.

Commission de la santé et de la sécurité du travail

Since January 1, 2001, this enterprise has made certain changes in its capitalization policy and introduced a provision for deviations in the real rate of return, without capping. In conformity with generally accepted private sector accounting principles, this enterprise applied the change in accounting policy retroactively without restating its results for previous fiscal years. This reduced its net equity by $912 million as at January 1, 2001 and decreased the deficiency of revenue over expenditure by $284 million for the fiscal year ended December 31, 2001.

Consequently, in accordance with CICA standards for the public sector, the Government corrected and reduced the value of its investment in the Commission de la santé et de la sécurité du travail by $912 million without restating the results for previous years. Since the fiscal year of the Government is different from that of this enterprise and the Government thus had to adjust its revenue from it on the basis of unaudited interim results as at March 31, 2002, this change increased revenue from this enterprise by $356 million for the fiscal year ended March 31, 2002.

APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2002

Accounting changes made by Government enterprises (cont'd)

Government's share of the changes in accounting policies made by Government enterprises

In conformity with CICA standards for the public sector, the Government recorded the changes in accounting policies made by these enterprises in the same way they did: that is, retroactively and without restatement. This increased (decreased) the following items as at April 1, 2001:

Investment in Government enterprises	(2 218)
Net debt	2 218
Accumulated deficit	2 218

Estimate revisions by the Société de l'assurance automobile du Québec

In 2001, this enterprise changed its amortization period for surpluses and deficits recorded under its provision for deviations in the real rate of return. It also added new criteria for calculating this provision and changed the amortization of certain investment income. These estimate revisions, which the Société applied in accordance with CICA private sector standards, reduced the deficiency of revenue over expenditure by $197 million. The Government also took these revisions into account in its 2001-2002 financial results, in conformity with CICA public sector standards.

APPENDIX 9

INVESTMENT IN GOVERNMENT ENTERPRISES (cont'd)
AS AT MARCH 31, 2002

Commitments

Corporation d'hébergement du Québec

As at March 31, 2001, the uncompleted balance of contracts signed by the Corporation and related to ongoing projects subject to contractual commitments totalled $66 million ($53 million in 2001).

Hydro-Québec

Hydro-Québec has provided for a capital investment of $2 243 million for 2002 ($2 245 million for 2001).

Hydro-Québec has issued guarantees for an amount of $1 450 million as at March 31, 2002 ($2 447 million as at March 31, 2001).

Contingency

Commission de la santé et de la sécurité du travail

On May 26, 1988, the Supreme Court of Canada ruled that the Act respecting occupational health and safety was not applicable to businesses under federal jurisdiction. Following this ruling, the Commission reimbursed these employers for assessments that were wrongfully paid, including interest of 5% per year.

However, lawsuits were filed in Québec Superior Court by several out-of-province transportation firms which consider themselves to be under federal jurisdiction. They are claiming full reimbursement of the assessments paid to the Commission for the period 1981-1988, inclusively, rather than just the portion of assessments applicable under the Act respecting occupational health and safety. These firms are also claiming interest on their eventual refunds at the rate set under section 28 of the Act respecting the Ministère du Revenu, rather than the 5% rate determined by the Commission. These lawsuits total approximately $46 million not including the claim for interest.

The Commission is unable to predict the outcome of these lawsuits.

APPENDIX 10

LONG-TERM INVESTMENTS
AS AT MARCH 31, 2002

Government investments

	2002					2001
	Shares and capital investments	Bonds and notes	Loans and advances		Total	Total
					(in millions of dollars)
Municipalities and municipal bodies
Municipalities			9	(1)	9	13
Municipal bodies			4	(1)	4	5

			13		13	18

Individuals, enterprises and other
Students			688	(2)	688	605
Enterprises	153		836	(3)	989	947
Survivor's pension plan			384	(4)	384	382
Other		100	378	(4)	478	429

	153	100	2 286		2 539	2 363
Allowance for doubtful accounts			585		585	537

	153	100	1 701		1 954	1 826

	153	100	1 714		1 967	1 844

(1)
Loans and advances to municipalities and municipal bodies bear interest at rates of 6.3% to 10.0%.

(2)
Loans and advances to students bear interest at rates of 5.0% to 14.9%.

(3)
Loans to enterprises bear interest at an average rate of 5.25%.

(4)
The loan on the survivor's pension plan bears interest at a rate of 4.69% while all other loans bear interest at various rates of up to 13.25%.

  APPENDIX 10

  LONG-TERM INVESTMENTS (cont'd)
  AS AT MARCH 31, 2002

Maturity of investments

2002
(in millions of dollars)
2003	453
2004	288
2005	188
2006	144
2007	138

1 211
2008-2012	434
2013-2017	138
2018-2022	31
2023 and thereafter	4

1 818
No fixed maturity date	149

1 967

APPENDIX 11

BANK OVERDRAFT
AS AT MARCH 31, 2002

	2002	2001
	(in millions of dollars)
Outstanding cheques	1 278	1 109
Short-term borrowings(1)	1 999	2 107

	3 277	3 216

Cash in bank	201	232
Cash and notes on hand and outstanding deposits	198	208

	399	440

	2 878	2 776

(1)
Breakdown of short-term borrowings

	2002	2001
	(in millions of dollars)
Banker's acceptances and borrowings	357	323
Treasury bills	1 333	1 053
Notes at par	3	79
Discount notes	306	652

	1 999	2 107

  Short-term borrowings mature at various dates in 2002-2003 and bear interest at rates varying mainly from 1.7% to 2.2%.

APPENDIX 12

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
AS AT MARCH 31, 2002

	2002		2001
	(in millions of dollars)
Remuneration		540		616
Suppliers		1 155		1 160
Advances from trust funds		230		197
Clearing account for collected taxes		106		215
Specific purpose accounts(1)		54		14
Transfers to:
School boards and educational institutions	707		666
Health and social services institutions	132		463
Municipalities and municipal bodies	202		125
Other	986	2 027	957	2 211

Accrued interest on borrowings		1 764		1 781
Sick leave and vacations(2)		996		929
Allowance for losses on guaranteed financial initiatives(2)		978		877
Survivor's pension plan(2)		332		328

		8 182		8 328

(1)
Summary of specific purpose accounts (see table on next page).

(2)
Includes mainly amounts payable over the long-term.

APPENDIX 12

ACCOUNTS PAYABLE AND ACCRUED EXPENSES (cont'd)
AS AT MARCH 31, 2002

(1)
Summary of specific purpose accounts:

	Balance as at March 31, 2001	Payments and other debits	Receipts and other credits	Variation for the year	Balance as at March 31, 2002
	(in millions of dollars)
	(Note 10)
SALES OF GOODS AND SERVICES
Account for administering the Goods and Services Tax		105	107	2	2
Account for financing the assistance program for compulsive gamblers	2	12	20	8	10
Account for financing services for elderly persons who are losing their autonomy		28	30	2	2
Account for financing the Prime-Vert and Québec animal health improvement programs		3	24	21	21
Account for financing the horse-racing industry recovery plan	2	25	24	(1)	1
Other	6	20	23	3	9
GOVERNMENT OF CANADA TRANSFERS
Account for administrating the Firearms Act		15	15
Account for minority language education and second-language instruction		12	12
Account for financing millennium scholarships	3	78	76	(2)	1
Account for financing farm risk management programs		164	166	2	2
Account for the third Summit of the Americas		26	26
Account for infrastructure work		18	18
Other	1	21	26	5	6

	14	527	567	40	54

APPENDIX 13

DEBTS
AS AT MARCH 31, 2002

	2002
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
IN CANADIAN DOLLARS
Treasury bills	2 530	2 530	344	344	95	95	2 969	2 969
Savings products	3 031	3 031					3 031	3 031
Bonds and notes	28 817	28 817	4 596	4 596	2 287	2 287	35 700	35 700
Medium-term notes on the Canadian market	3 060	3 060	85	85			3 145	3 145
Medium-term notes on the European market	30	30					30	30
Commitments under capital leases	201	201					201	201
Currency swap contracts	18 266	18 266	387	387	797	797	19 450	19 450

	55 935	55 935	5 412	5 412	3 179	3 179	64 526	64 526

IN U.S. DOLLARS
Bonds and notes	10 115	16 118	3	4	72	117	10 190	16 239
Medium-term notes on the Canadian market	13	21					13	21
Medium-term notes on the U.S. market	900	1 435	142	228	100	157	1 142	1 820
Medium-term notes on the European market	850	1 355	79	126			929	1 481
Currency swap contracts	(8 305)	(13 234)	(224)	(358)	(172)	(274)	(8 701)	(13 866)

	3 573	5 695	—	—	—	—	3 573	5 695

IN YEN
Bonds and notes	215 627	2 591	5 000	60	5 000	60	225 627	2 711
Medium-term notes on the U.S. market	3 392	41					3 392	41
Medium-term notes on the European market	328 797	3 951	2 004	24			330 801	3 975
Currency swap contracts	265 942	3 195	(7 004)	(84)	(5 000)	(60)	253 938	3 051

	813 758	9 778	—	—	—	—	813 758	9 778

AMOUNTS CARRIED FORWARD		71 408		5 412		3 179		79 999

APPENDIX 13

DEBTS (cont'd)
AS AT MARCH 31, 2002

	2002
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
AMOUNTS BROUGHT FORWARD		71 408		5 412		3 179		79 999

IN EUROS
Bonds and notes	3 993	5 543			233	323	4 226	5 866
Medium-term notes on the European market	1 060	1 472			51	70	1 111	1 542
Currency swap contracts	(5 053)	(7 015)			(284)	(393)	(5 337)	(7 408)

	—	—			—	—	—	—

IN SWISS FRANCS
Bonds and notes	510	482					510	482
Currency swap contracts	(500)	(473)					(500)	(473)

	10	9					10	9

IN POUNDS STERLING
Bonds and notes	198	450					198	450
Currency swap contracts	(198)	(450)					(198)	(450)

	—	—					—	—

IN AUSTRALIAN DOLLARS
Bonds and notes	634	539					634	539
Currency swap contracts	(634)	(539)					(634)	(539)

	—	—					—	—

IN SWEDISH KRONOR
Bonds and notes	504	77					504	77
Currency swap contracts	(504)	(77)					(504)	(77)

	—	—					—	—

		71 417		5 412		3 179		80 008
Less:
Sinking fund		3 151		34				3 185
Deferred foreign exchange loss		843						843

		67 423		5 378		3 179		75 980

APPENDIX 13

DEBTS (cont'd)
AS AT MARCH 31, 2001

	2001
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
	(Note 10)	(Note 10)	(Note 10)	(Note 10)
IN CANADIAN DOLLARS
Treasury bills	1 924	1 924	815	815	226	226	2 965	2 965
Savings products	2 682	2 682					2 682	2 682
Bonds and notes	26 116	26 116	4 498	4 498	2 113	2 113	32 727	32 727
Medium-term notes on the Canadian market	2 929	2 929	85	85			3 014	3 014
Medium-term notes on the U.S. market	65	65	17	17			82	82
Medium-term notes on the European market	30	30					30	30
Commitments under capital leases	208	208					208	208
Currency swap contracts	12 799	12 799	407	407	896	896	14 102	14 102

	46 753	46 753	5 822	5 822	3 235	3 235	55 810	55 810

IN U.S. DOLLARS
Bonds and notes	10 213	16 111	3	4	72	114	10 288	16 229
Medium-term notes on the Canadian market	13	21					13	21
Medium-term notes on the U.S. market	1 070	1 690	142	225	100	157	1 312	2 072
Medium-term notes on the European market	950	1 498	79	125			1 029	1 623
Currency swap contracts	(4 582)	(7 229)	(224)	(354)	(172)	(271)	(4 978)	(7 854)

	7 664	12 091	—	—	—	—	7 664	12 091

IN YEN
Bonds and notes	222 504	2 795	5 000	63	12 000	151	239 504	3 009
Medium-term notes on the U.S. market	3 391	43					3 391	43
Medium-term notes on the European market	335 742	4 217	3 520	44			339 262	4 261
Currency swap contracts	98 955	1 242	(8 520)	(107)	(12 000)	(151)	78 435	984

	660 592	8 297	—	—	—	—	660 592	8 297

AMOUNTS CARRIED FORWARD		67 141		5 822		3 235		76 198

APPENDIX 13

DEBTS (cont'd)
AS AT MARCH 31, 2001

	2001
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
	(Note 10)	(Note 10)	(Note 10)	(Note 10)
AMOUNTS BROUGHT FORWARD		67 141		5 822		3 235		76 198

IN EUROS
Bonds and notes	993	1 377					993	1 377
Medium-term notes on the European market	336	466					336	466
Currency swap contracts	(1 693)	(2 348)					(1 693)	(2 348)

	(364)	(505)					(364)	(505)

IN SWISS FRANCS
Bonds and notes	511	464					511	464
Currency swap contracts	(511)	(464)					(511)	(464)

	—	—					—	—

IN DEUTSCHE MARKS
Bonds and notes	1 633	1 159			261	185	1 894	1 344
Medium-term notes on the European market	578	409			99	70	677	479
Currency swap contracts	(2 071)	(1 468)			(360)	(255)	(2 431)	(1 723)

	140	100			—	—	140	100

IN FRENCH FRANCS
Bonds and notes	5 805	1 228					5 805	1 228
Medium-term notes on the European market	2 811	594					2 811	594
Currency swap contracts	(6 701)	(1 417)					(6 701)	(1 417)

	1 915	405					1 915	405

IN POUNDS STERLING
Bonds and notes	198	444					198	444
Currency swap contracts	(198)	(444)					(198)	(444)

	—	—					—	—

AMOUNTS CARRIED FORWARD		67 141		5 822		3 235		76 198

APPENDIX 13

DEBTS (cont'd)
AS AT MARCH 31, 2001

	2001
	Direct		Health and social services and education networks and Government enterprises		Work of municipal bodies		Total
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent
		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)		(in millions of dollars)
	(Note 10)	(Note 10)	(Note 10)	(Note 10)
AMOUNTS BROUGHT FORWARD		67 141		5 822		3 235		76 198

IN DUTCH GUILDERS
Bonds and notes	350	220					350	220
Currency swap contracts	(350)	(220)					(350)	(220)

	—	—					—	—

IN AUSTRALIAN DOLLARS
Bonds and notes	635	489					635	489
Currency swap contracts	(635)	(489)					(635)	(489)

	—	—	—				—	—

IN LUXEMBOURG FRANCS
Bonds and notes	2 032	70			4 000	138	6 032	208
Currency swap contracts	(2 032)	(70)			(4 000)	(138)	(6 032)	(208)

	—	—			—	—	—	—

IN SWEDISH KRONOR
Bonds and notes	506	77					506	77
Currency swap contracts	(506)	(77)					(506)	(77)

	—	—					—	—

IN PESETAS
Bonds and notes	10 025	84					10 025	84
Currency swap contracts	(10 025)	(84)					(10 025)	(84)

	—	—					—	—

		67 141		5 822		3 235		76 198
Less:
Sinking fund		2 036		26				2 062
Deferred foreign exchange loss		1 463						1 463

		63 642		5 796		3 235		72 673

APPENDIX 13

DEBTS (cont'd)
AS AT MARCH 31, 2002

Sinking fund
Changes in fund balance
for the fiscal year ended March 31, 2002

	2002		2001
	(in milllions of dollars)
			(Note 10)
Opening balance	2 062		1 851
Plus:
Payment from the Consolidated Revenue Fund	939		137
Net revenue	186		222

	3 187		2 210
Less:
Funds used to repay debts	2		148

Closing balance	3 185	(1)	2 062	(1)

Sinking fund
Statement of financial position
as at March 31, 2002

	2002		2001
	(in millions of dollars)
Investments
Treasury bills	112		36
Bonds and notes	3 037		1 988

	3 149		2 024

Other assets
Cash on hand	5		5
Accounts receivable and accrued interest	48		50

	53		55

Liabilities
Deferred foreign exchange gain	17		17

Fund balance	3 185	(1)	2 062	(1)

(1)
Including $34 million ($26 million in 2001) from the Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and Government enterprises.

APPENDIX 14

NET DEBT
FOR THE FISCAL YEAR ENDED MARCH 31, 2002

	2002	2001
	(in millions of dollars)
PREVIOUSLY ESTABLISHED OPENING BALANCE	88 208	89 112
Government's share of restatements by Government enterprises (Appendix 9)	2 218

Restated balance	90 426	89 112
Annual deficit (surplus)	928	(1 377)
Increase in the net book value of fixed assets	995	473
Government's share of foreign exchange gains or losses of Governement enterprises	(88)

Annual change in net debt	1 835	(904)

CLOSING BALANCE	92 261	88 208

APPENDIX 15

FIXED ASSETS
AS AT MARCH 31, 2002

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2002 Total		2001 Total
							(in millions of dollars)
Cost of fixed assets
Opening balance	347	3 491	190	11 708	1 688	772	18 196		17 060
Acquisition	9	256	3	842	294	222	1 626		1 264
Disposal and other	(1)	(26)	(17)	(2)	(67)	(17)	(130)		(128)

Closing balance	355	3 721	176	12 548	1 915	977	19 692		18 196

Accumulated depreciation
Opening balance		1 712	95	8 016	867	340	11 030		10 367
Depreciation expenses		95	11	228	190	98	622		776
Impact of disposal and other		(44)	(16)	4	(55)	(10)	(121)		(113)

Closing balance	—	1 763	90	8 248	1 002	428	11 531		11 030

Fixed assets (Note 3)	355	1 958	86	4 300	913	549	8 161	(1)	7 166	(1)

(1)
Including fixed assets rented under capital leases totalling $201 million in 2001-2002 ($208 million in 2000-2001).

Revision of useful life estimates

Experience acquired over the past six years has allowed the Government to refine its investment portrait and better estimate the useful life of the principal components of the main road network included in the "complex networks" category. In accordance with the standards of the Canadian Institute of Chartered Accountants (CICA), this revision was made on the basis of best estimates by experts in the field and appropriate judgments under the circumstances. It reduced expenditure by $271 million during the fiscal year.

APPENDIX 16

COMMITMENTS AND CONTINGENCIES
AS AT MARCH 31, 2002

Commitments

	2002		2001
	(in millions of dollars)
TRANSFERS FOR
Repayment of the principal on borrowings for capital expenditures:
School boards and educational institutions	7 715		7 012
Health and social services institutions	3 622		3 293
Municipalities and municipal bodies	2 820		2 905
Other beneficiaries	329		277

	14 486		13 487

Other capital expenditures:
School boards and educational institutions	1 771		2 073
Health and social services institutions	1 983		1 777
Municipalities and municipal bodies	830		1 060
Other beneficiaries	612		581

	5 196		5 491

	19 682	*	18 978	*

*
Commitments in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

Agreement between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d'énergie de la Baie James under certain provisions of the JBNQA, pertaining to the Cree's economic and community development. The transfer payments amount to $23 million in 2003, $46 million in 2004 and $70 million annually thereafter until 2052.

APPENDIX 16

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2002

Summary schedule of transfer commitments for repayment of the principal on borrowings for capital expenditures

Maturity	School boards	General and vocational colleges	Universities	Health and social services institutions	Municipalities and municipal bodies	Other beneficiaries	Total
						(in millions of dollars)
2003	734	287	428	697	348	39	2 533
2004	828	261	476	835	337	53	2 790
2005	335	186	296	227	306	57	1 407
2006	627	136	206	350	236	55	1 610
2007	347	196	339	451	223	56	1 612

	2 871	1 066	1 745	2 560	1 450	260	9 952
2008-2012	1 067	287	280	850	708	36	3 228
2013-2017	165	144	65	145	310	27	856
2018-2022	10	6	2	44	212	6	280
2023-2027	2	3		23	81		109
2028-2032		2			47		49
2033-2037					11		11
2038-2042					1		1

	4 115	1 508	2 092	3 622	2 820	329	14 486

Note:
This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

  APPENDIX 16

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2002

Guaranteed financial initiatives

	2002	2001
	(in millions of dollars)
Government agencies and enterprises
Hydro-Québec(1)	38 289	38 541
Investissement Québec(1)	1 847	1 310
Société d'habitation du Québec(1)	264	172
Other	49	58

	40 449	40 081

Individuals and corporations
Loans to farm producers(1)	3 991	3 748
Loans to students(1)	3 152	3 259
Other loans	87	89

	7 230	7 096

Total guaranteed financial initiatives	47 679	47 177
Less:
Allowance for losses on guaranteed financial initiatives	978	877

NET GUARANTEED FINANCIAL INITIATIVES	46 701	46 300

(1)
See additional information on following pages.

  APPENDIX 16

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2002

Hydro-Québec loan guarantees(1)(2)

	2002		2001
	Authorized	Contingent liabilities(3)	Contingent liabilities(3)
(in millions of dollars)
Negotiable bonds
In Canadian dollars	13 763	13 763	14 962
In U.S. dollars	14 979	14 979	13 723
Other currencies	1 112	1 112	1 890

	29 854	29 854	30 575

Other borrowings
In Canadian dollars	7 250	4 758	3 912
In U.S. dollars	8 280	2 730	2 940
Other currencies	5 902	1 500	1 596

	21 432	8 988	8 448

Total	51 286	38 842	39 023
Less: Sinking fund		553	482

	51 286	38 289	38 541

(1)
The Gouvernement du Québec, which is Hydro-Québec's sole shareholder, guarantees loans contracted in various currencies by this enterprise. The value of assets in Hydro-Québec was $59 464 million as at March 31, 2002.

(2)
Loan guarantees bear interest at fixed and variable rates and mature at various dates until 2031.

(3)
Loan guarantees are shown at their Canadian equivalent at the rates in effect on March 31, 2002.

Investissement Québec loan guarantees(1)(2)

	2002		2001
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loan guarantees in effect:
Business start-up and re-start investment and support programs	131	34	68
Various programs	1 102	846	636
Authorized loan guarantees not in effect:
Various programs	967	967	606

	2 200	1 847	1 310

Allowance for losses on guaranteed financial initiatives		(349)	(231)

		1 498	1 079

(1)
The Government guarantees the payment of principal and interest on the loans concerned under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16).

(2)
The total value of securities received as loan guarantees was $186 million as at March 31, 2002 ($206 million as at March 31, 2001).

  APPENDIX 16

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2002

Société d'habitation du Québec loan guarantees(1)

	2002		2001
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Assistance program for community housing and NPOs — Private(2)	41	41	5
Achat-Rénovation and Accès Logis programs(3)	223	223	167

	264	264	172

Allowance for losses on guaranteed financial initiatives		(6)	(5)

		258	167

(1)
The Société d'habitation du Québec (SHQ) guarantees the reimbursement of losses of principal and interest under the Act respecting the Société d'habitation du Québec (R.S.Q., c. S-8).

(2)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for a period of 25 years. The organizations are responsible for paying the interest on these loans, which finance the cost of buildings.

(3)
Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for periods of 15 and 25 years. The SHQ reimburses the interest on loans guaranteed for 15 years, while the organizations pay that on those guaranteed for 25 years. The loans finance the cost of buildings.

Farm producer loan guarantees(1)

	2002		2001
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
			(Note 10)
Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1)	3 759	3 759	3 461
Various acts	232	232	287

	3 991	3 991	3 748

Allowance for losses on guaranteed financial initiatives		(62)	(58)

		3 929	3 690

(1)
Balances of principal and interest on loans for which the Fonds d'assurance-prêts agricoles et forestiers reimburses losses and covers related charges.

  APPENDIX 16

COMMITMENTS AND CONTINGENCIES (cont'd)
AS AT MARCH 31, 2002

Student loan guarantees(1)

	2002		2001
	Authorized	Contingent liabilities	Contingent liabilities
	(in millions of dollars)
Loans for which the Government repays interest as long as the borrower is a student	1 043	1 043	1 115
Loans for which borrowers are responsible for repaying principal and interest	2 060	2 060	2 088
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	49	49	56

	3 152	3 152	3 259

Allowance for losses on guaranteed financial initiatives		(521)	(544)

		2 631	2 715

(1)
The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 17

SUMMARY OF FIDUCIARY TRANSACTIONS CONDUCTED
BY GOVERNMENT AGENCIES AND FUNDS
AS AT MARCH 31, 2002

	2002				2001
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity
			(in millions of dollars)		(restated)
Caisse de dépôt et placement du Québec(1)	36 535	121 808	(2 990)	85 273	88 263
Comité Centraide — public sector(1)	8	8
Commission administrative des régimes de retraite et d'assurances:(1)
RREGOP and PPMP	94	34 677	(1 939)	34 583	36 522
Other plans	103	398	(113)	295	408
Commission de la construction du Québec(1)
General Fund	52	45		(7)	(7)
Supplemental pension plan
— general account	66	3 260	(381)	3 194	3 575
Supplemental pension plan
— pensioners' account	2	3 204	(125)	3 202	3 327
Other	400	1 720	(113)	1 320	1 433
Curateur public (Le)(2)	60	290	(19)	230	249
Fonds central pour le bénéfice des personnes incarcérées(1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec(2)		5	1	5	4
Fonds d'assurance-récolte and Fonds d'assurance-stabilisation des revenus agricoles(2)	314	334	16	20	4
Travel Agents' Security Funds(2)	10	7	(2)	(3)	(1)
Support Payments Fund(2)	321	321
Fonds d'indemnisation des services financiers(1)	3	6	2	3	1
Fonds du régime tripartite d'assurance revenu brut à l'égard des récoltes(2)		14		14	14
Trust Funds(2)	394	394
Fonds national de formation de la main-d'oeuvre(2)	6	80	(15)	74	89
Hydro-Québec — Pension Plan(1)	18	9 167	(303)	9 149	9 452
Régie des rentes du Québec(2)
Fonds du régime de rentes du Québec	668	18 136	116	17 468	17 352
Other	30	33		3	3

	39 084	193 909	(5 865)	154 825	160 690
Less: Funds entrusted to the Caisse de dépôt et placement du Québec		60 515	(2 318)	60 515	62 833

	39 084	133 394	(3 547)	94 310	97 857

(1)
Financial statements as at December 31, 2001.

(2)
Financial statements as at March 31, 2002.

  APPENDIX 18

RESERVE FUND
AS AT MARCH 31, 2002

	RESERVE FUND ACCOUNTS					2002	2001
	Health and social services	Education	Social solidarity	Research	Maintenance of a balanced budget	Total	Total
						(in millions of dollars)
Opening balance	600	200	100	50		950
Transfert to reserve fund							950
Reallocation of sums among reserve fund accounts	(449)	(170)	(7)	(44)	670
Use of reserve fund
Expenditures financed	(151)	(30)	(93)	(6)		(280)
Maintenance of a balanced budget					(670)	(670)

Closing balance	—	—	—	—	—	—	950

Under the Act to establish a budgetary surplus reserve fund (2001, c. 56), the Government created a reserve fund to finance capital projects and other projects having a defined duration. However, the Government may, when it believes that the public interest so warrants, use the reserve fund for projects other than those for which it was created. The Minister of Finance determines, in the Budget Speech, the portion of the surplus for the fiscal year exceeding the budgetary objectives that is to be transferred to the reserve fund and the amounts that are to be allocated to each account.

In addition, the Government may appropriate the reserve fund in whole or in part to maintain a balanced budget.

The reserve fund was used in full during the fiscal year ended March 31, 2002: $280 million served to finance expenditure and $670 million to maintain a balanced budget.

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